WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL SECOND QUARTER ENDED MARCH 31, 2023
Financial Highlights
•Underlying Growth in Recorded Music Streaming Revenue Despite a Challenged Macroeconomic Environment
•Continued Momentum in Music Publishing Drives Double-Digit Revenue Growth
•Adjusted OIBDA Growth and Margin Improvement Underpinned by Financial Discipline
•Cost Savings to be Reinvested in Tech-Focused Initiatives and Expertise to Drive Long-Term Growth
For the three months ended March 31, 2023
•Total revenue increased 2% or 5% in constant currency
•Digital revenue increased 1% or 4% in constant currency
•Net income was $37 million versus $92 million in the prior-year quarter
•OIBDA decreased 19% to $207 million versus $255 million in the prior-year quarter or 16% in constant currency
•Adjusted OIBDA increased 4% to $286 million versus $274 million in the prior-year quarter or 8% in constant currency
•Cash from operating activities decreased 114% to a use of $6 million versus a source of $44 million in the prior-year quarter

NEW YORK, New York, May 9, 2023—Warner Music Group Corp. today announced its second-quarter financial results for the period ended March 31, 2023.

“With continued momentum in music publishing, and a more robust schedule that includes the return of worldwide superstars and new artists breaking globally, we are optimistic about the second half of the year,” said Robert Kyncl, CEO, Warner Music Group. “As the music ecosystem continues to morph, and the use cases multiply, it only increases conviction in our tech-enabled strategy. In a highly proactive, fiscally responsible way, we're investing in the artists, songwriters, team, and technology that will deliver continued growth and long-term success.”

“While macroeconomic, currency, and release slate headwinds continued to impact our revenue this quarter, our fiscal discipline enabled us to deliver solid Adjusted OIBDA growth and margin expansion,” said Eric Levin, CFO, Warner Music Group. “As we look to the future, we'll combine A&R and marketing excellence with tech innovation to achieve greater efficiency, scale, and growth.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	% Change	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2022	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,399	$1,376	2%	$2,887	$2,990	-3%
Recorded Music revenue	1,143	1,147	—%	2,382	2,533	-6%
Music Publishing revenue	257	230	12%	507	459	10%
Digital revenue	942	931	1%	1,894	1,933	-2%
Operating income	124	166	-25%	389	405	-4%
Adjusted operating income(1)	203	185	10%	454	459	-1%
OIBDA(1)	207	255	-19%	556	575	-3%
Adjusted OIBDA(1)	286	274	4%	621	629	-1%
Net income	37	92	-60%	161	280	-43%
Adjusted net income(1)	116	111	5%	226	334	-32%
Net cash (used for) provided by operating activities	(6)	44	—%	203	173	17%
Free Cash Flow	(41)	16	—%	147	111	32%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	% Change	For the Twelve Months Ended March 31, 2023	For the Twelve Months Ended March 31, 2022	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Adjusted EBITDA(1)	$308	$282	9%	$1,235	$1,210	2%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue was up 1.7% (or 4.6% in constant currency). Consistent with the prior quarter, revenue growth was unfavorably impacted by foreign currency exchange rates. Digital revenue increased 1.2% (or 3.7% in constant currency) and streaming revenue increased 1.9% (or 4.5% in constant currency) primarily driven by growth in Music Publishing streaming revenue of 16.4% (or 18.3% in constant currency). Recorded Music streaming revenue decreased by 0.4% (or increased by 2.2% in constant currency) as a result of a lighter release schedule and the impact of exchange rates, as well as a market-related slowdown in ad-supported revenue. Recorded Music licensing revenue and Music Publishing performance and mechanical revenue all had double-digit growth. Recorded Music physical revenue decreased on an as-reported basis but increased in constant currency. Recorded Music artist services and expanded-rights revenue and Music Publishing synchronization revenue were lower on an as-reported basis and in constant currency.

Operating income was $124 million compared to $166 million in the prior-year quarter. OIBDA was $207 million, compared to $255 million in the prior-year quarter, a decrease of 18.8% (or 15.9% in constant currency), and OIBDA margin decreased 3.7 percentage points to 14.8% from 18.5% in the prior-year quarter (or decreased 3.6 percentage points to 14.8% from 18.4% in constant currency). The decreases in operating income, OIBDA and OIBDA margin were primarily due to $41 million in severance costs related to the restructuring plan announced in the quarter (the “Restructuring Plan”), non-cash stock-based compensation and other related expenses primarily related to the departure of our previous CEO, and other costs associated with the departure of our previous CEO and planned departure of our CFO (the “Executive Transition Costs”).

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude expenses related to restructuring and other transformation initiatives and non-cash stock-based compensation and other related expenses in both the quarter and the prior-year quarter. In the quarter, the Executive Transition Costs are also excluded from these measures. Adjusted EBITDA excludes the aforementioned items and includes expected savings resulting from transformation initiatives and the pro forma impact of certain specified transactions. See below for calculations and reconciliations of Adjusted operating income, Adjusted OIBDA, Adjusted net income and Adjusted EBITDA.

Adjusted OIBDA increased 4.4% from $274 million to $286 million (or 7.9% in constant currency) and Adjusted OIBDA margin increased 0.5 percentage points to 20.4% from 19.9% in the prior-year quarter (or increased 0.6 percentage points to 20.4% from 19.8% in constant currency) primarily due to higher revenue and lower variable marketing spend, partially offset by revenue mix. Adjusted operating income increased 9.7% from $185 million to $203 million due to the same factors affecting Adjusted OIBDA, as well as lower amortization expenses due to certain intangible assets becoming fully amortized. Adjusted EBITDA increased, largely due to the same factors affecting Adjusted OIBDA and higher pro forma savings from certain cost-savings initiatives and the Restructuring Plan.

Net income was $37 million compared to $92 million in the prior-year quarter. Adjusted net income was $116 million compared to $111 million in the prior-year quarter. The decrease in net income and the increase in Adjusted net income were primarily due to the factors described above and the unfavorable impact of exchange rates on the Company’s Euro-denominated debt and intercompany loans, partially offset by a decrease in aggregate realized and unrealized losses related to certain investments and a decrease in income tax expense due to lower pre-tax income.

Basic and Diluted earnings per share was $0.06 for both the Class A and Class B shareholders due to the net income attributable to the Company in the quarter of $37 million.

As of March 31, 2023, the Company reported a cash balance of $601 million, total debt of $3.986 billion and net debt (defined as total debt, net of deferred financing costs, premiums and discounts, minus cash and equivalents) of $3.385 billion.

Cash from operating activities decreased 114% to a use of $6 million from a source of $44 million in the prior-year quarter. The decrease was largely a result of higher income and withholding tax payments primarily due to higher estimated U.S. taxable income, the utilization of certain remaining tax credits in the prior-year quarter, and other movements in working capital. Capital expenditures increased 25% to $35 million from $28 million in the prior-year quarter, mainly due to investments in IT capabilities. Free Cash Flow, as defined below, decreased to a use of $41 million from a source of $16 million in the prior-year quarter.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	% Change	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2022	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,143	$1,147	—%	$2,382	$2,533	-6%
Digital revenue	796	804	-1%	1,599	1,674	-4%
Operating income	151	189	-20%	434	465	-7%
Adjusted operating income(1)	197	192	3%	442	474	-7%
OIBDA(1)	203	250	-19%	540	580	-7%
Adjusted OIBDA(1)	249	253	-2%	548	589	-7%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music Revenue
(dollars in millions)

	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2022	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2022	For the Six Months Ended March 31, 2022
	As reported	As reported	Constant	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Digital	$796	$804	$784	$1,599	$1,674	$1,617
Physical	118	122	117	251	317	298
Total Digital and Physical	914	926	901	1,850	1,991	1,915
Artist services and expanded-rights	131	141	137	337	373	352
Licensing	98	80	77	195	169	160
Total Recorded Music	$1,143	$1,147	$1,115	$2,382	$2,533	$2,427

Recorded Music revenue was down 0.3% (or up 2.5% in constant currency). Digital revenue was down 1.0% (or up 1.5% in constant currency). Streaming revenue was down 0.4% (or up 2.2% in constant currency). Streaming revenue reflects a lighter release schedule and a market-related slowdown in ad-supported revenue. Licensing revenue increased 22.5% (or 27.3% in constant currency), including growth in brand income and a licensing settlement. Physical revenue was down 3.3% (or up 0.9% in constant currency) primarily due to the unfavorable impact of exchange rates, which offset strong performance in the United States. Artist services and expanded-rights revenue decreased 7.1% (or 4.4% in constant currency) primarily due to lower merchandising and advertising revenue, partially offset by an increase in concert promotion revenue. Major sellers included Michael Bublé, Ed Sheeran, Linkin Park, Zach Bryan and Dua Lipa.

Recorded Music operating income was $151 million, down from $189 million in the prior-year quarter and operating margin was down 3.3 percentage points to 13.2% versus 16.5% in the prior-year quarter. OIBDA decreased 18.8% to $203 million from $250 million in the prior-year quarter (or 15.8% in constant currency) and OIBDA margin decreased 4.0 percentage points to 17.8% from 21.8% in the prior-year quarter (or decreased 3.8 percentage points to 17.8% from 21.6% in constant currency). Adjusted OIBDA decreased 1.6% from $253 million to $249 million (or increased 2.0% in constant currency) with Adjusted OIBDA margin down 0.3 percentage points to 21.8% from 22.1% in the prior-year quarter (or down 0.1 percentage point to 21.8% from 21.9% in constant currency). The decreases in operating income, OIBDA, operating margin and OIBDA margin were primarily due to the Restructuring Plan. The decreases in Adjusted OIBDA and Adjusted OIBDA margin were primarily driven by revenue mix, partially offset by lower variable marketing spend.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	% Change	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2022	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$257	$230	12%	$507	$459	10%
Digital revenue	146	127	15%	295	260	13%
Operating income	52	38	37%	101	70	44%
Adjusted operating income(1)	53	38	39%	102	71	44%
OIBDA(1)	75	61	23%	147	115	28%
Adjusted OIBDA(1)	76	61	25%	148	116	28%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing Revenue
(dollars in millions)

	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2022	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2022	For the Six Months Ended March 31, 2022
	As reported	As reported	Constant	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance	$45	$36	$35	$90	$74	$70
Digital	146	127	124	295	260	253
Mechanical	16	13	13	30	27	25
Synchronization	46	50	48	85	92	89
Other	4	4	4	7	6	6
Total Music Publishing	$257	$230	$224	$507	$459	$443

Music Publishing revenue increased 11.7% (or 14.7% in constant currency). The increase was driven by growth in digital, performance and mechanical revenue. Digital revenue increased 15.0% (or 17.7% in constant currency) and streaming revenue increased 16.4% (or 18.3% in constant currency), reflecting the continued growth in streaming and the impact of digital deal renewals. Performance revenue increased due to the timing of payments from collection societies and continued recovery from COVID disruption. Mechanical revenue increased driven by strong share of physical sales. Synchronization revenue was lower on an as-reported basis and in constant currency, primarily due to lower commercial licensing activity in the United States, partially offset by copyright infringement settlements.

Music Publishing operating income was $52 million compared to $38 million in the prior-year quarter and operating margin increased 3.7 percentage points to 20.2%. Music Publishing OIBDA increased 23.0% to $75 million (the same in constant currency) and OIBDA margin increased 2.7 percentage points to 29.2% from 26.5% in the prior-year quarter (or increased 2.0 percentage points to 29.2% from 27.2% in constant currency). Adjusted OIBDA increased 24.6% to $76 million (the same in constant currency) and Adjusted OIBDA margin increased 3.1 percentage points to 29.6% from 26.5% in the prior-year quarter (or increased 2.4 percentage points to 29.6% from 27.2% in constant currency). The increases in operating income, OIBDA and Adjusted OIBDA were primarily due to strong operating performance.

Financial details for the quarter can be found in the Company’s current Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group
With a legacy extending back over 200 years, Warner Music Group today is home to an unparalleled family of creative artists, songwriters, and companies that are moving culture across the globe. At the core of WMG’s Recorded Music division are four of the most iconic companies in history: Atlantic, Elektra, Parlophone and Warner Records. They are joined by renowned labels such as 300 Entertainment, Asylum, Big Beat, Canvasback, East West, Erato, FFRR, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Spinnin’ Records, Warner Classics and Warner Music Nashville. Warner Chappell Music - which traces its origins back to the founding of Chappell & Company in 1811 - is one of the world's leading music publishers, with a catalog of more than one million copyrights spanning every musical genre from the standards of the Great American Songbook to the biggest hits of the 21st century.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution for material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation
Effective for the 2023 fiscal year, the Company’s fiscal year was modified from a 52-53-week calendar, in which reporting periods ended on the last Friday of the calendar quarter, to a reporting calendar in which the reporting periods end on the last day of the calendar quarter. The Company’s fiscal year will begin on October 1 and end on September 30 of each year. Prior to the start of the 2023 fiscal year, the Company maintained a 52-53 week fiscal year ending on the last Friday in each reporting period. The fiscal year ended September 30, 2022 included 53 weeks, with the additional week falling in the fiscal quarter ended December 31, 2021. Accordingly, the results of operations for the three months ended December 31, 2021 reflect 14 weeks, or 98 days, compared to 92 days for the three months ended December 31, 2022.

Figure 1. Warner Music Group Corp. - Condensed Consolidated Statements of Operations, Three and Six Months Ended March 31, 2023 versus March 31, 2022
(dollars in millions)

	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	% Change
	(unaudited)	(unaudited)
Revenue	$1,399	$1,376	2%
Costs and expenses:
Cost of revenue	(721)	(697)	3%
Selling, general and administrative expenses	(452)	(444)	2%
Restructuring	(41)	—	—%
Amortization expense	(61)	(69)	-12%
Total costs and expenses	$(1,275)	$(1,210)	5%
Operating income	$124	$166	-25%
Interest expense, net	(35)	(32)	9%
Other expense, net	(31)	(8)	—%
Income before income taxes	$58	$126	-54%
Income tax expense	(21)	(34)	-38%
Net income	$37	$92	-60%
Less: Income attributable to noncontrolling interest	(3)	—	—%
Net income attributable to Warner Music Group Corp.	$34	$92	-63%

Net income per share attributable to common stockholders:
Class A – Basic and Diluted	$0.06	$0.18
Class B – Basic and Diluted	$0.06	$0.18

	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2022	% Change
	(unaudited)	(unaudited)
Revenue	$2,887	$2,990	-3%
Costs and expenses:
Cost of revenue	(1,482)	(1,515)	-2%
Selling, general and administrative expenses	(892)	(941)	-5%
Restructuring	(41)	—	—%
Amortization expense	(124)	(129)	-4%
Total costs and expenses	$(2,539)	$(2,585)	-2%
Net gain on divestiture	41	—	—%
Operating income	$389	$405	-4%
Interest expense, net	(67)	(62)	8%
Other (expense) income, net	(92)	46	—%
Income before income taxes	$230	$389	-41%
Income tax expense	(69)	(109)	-37%
Net income	$161	$280	-43%
Less: Income attributable to noncontrolling interest	(5)	(1)	—%
Net income attributable to Warner Music Group Corp.	$156	$279	-44%

Net income per share attributable to common stockholders:
Class A – Basic and Diluted	$0.30	$0.53
Class B – Basic and Diluted	$0.30	$0.53

Figure 2. Warner Music Group Corp. - Condensed Consolidated Balance Sheets at March 31, 2023 versus September 30, 2022
(dollars in millions)

	March 31, 2023	September 30, 2022	% Change
	(unaudited)
Assets
Current assets:
Cash and equivalents	$601	$584	3%
Accounts receivable, net	1,017	984	3%
Inventories	114	108	6%
Royalty advances expected to be recouped within one year	371	372	—%
Prepaid and other current assets	109	91	20%
Total current assets	$2,212	$2,139	3%
Royalty advances expected to be recouped after one year	557	503	11%
Property, plant and equipment, net	440	415	6%
Operating lease right-of-use assets, net	233	226	3%
Goodwill	1,960	1,920	2%
Intangible assets subject to amortization, net	2,232	2,239	—%
Intangible assets not subject to amortization	150	145	3%
Deferred tax assets, net	28	29	-3%
Other assets	198	212	-7%
Total assets	$8,010	$7,828	2%
Liabilities and Equity
Current liabilities:
Accounts payable	$282	$268	5%
Accrued royalties	2,057	1,918	7%
Accrued liabilities	411	457	-10%
Accrued interest	17	17	—%
Operating lease liabilities, current	41	40	3%
Deferred revenue	311	423	-26%
Other current liabilities	68	245	-72%
Total current liabilities	$3,187	$3,368	-5%
Long-term debt	3,986	3,732	7%
Operating lease liabilities, noncurrent	247	241	2%
Deferred tax liabilities, net	220	220	—%
Other noncurrent liabilities	104	99	5%
Total liabilities	$7,744	$7,660	1%
Equity:
Class A common stock	$—	$—	—%
Class B common stock	1	1	—%
Additional paid-in capital	2,000	1,975	1%
Accumulated deficit	(1,488)	(1,477)	1%
Accumulated other comprehensive loss, net	(261)	(347)	-25%
Total Warner Music Group Corp. equity	$252	$152	66%
Noncontrolling interest	14	16	-13%
Total equity	266	168	58%
Total liabilities and equity	$8,010	$7,828	2%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Six Months Ended March 31, 2023 versus March 31, 2022
(dollars in millions)

	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022
	(unaudited)	(unaudited)
Net cash (used in) provided by operating activities	$(6)	$44
Net cash used in investing activities	(41)	(25)
Net cash used in financing activities	(73)	(85)
Effect of foreign currency exchange rates on cash and equivalents	1	1
Net decrease in cash and equivalents	$(119)	$(65)

	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2022
	(unaudited)	(unaudited)
Net cash provided by operating activities	$203	$173
Net cash used in investing activities	(51)	(649)
Net cash (used in) provided by financing activities	(143)	363
Effect of foreign currency exchange rates on cash and equivalents	8	(1)
Net increase (decrease) in cash and equivalents	$17	$(114)

Figure 4. Warner Music Group Corp. - Digital Revenue Summary, Three and Six Months Ended March 31, 2023 versus March 31, 2022
(dollars in millions)

	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	% Change
	(unaudited)	(unaudited)
Recorded Music
Streaming	$773	$776	—%
Downloads and Other Digital	23	28	-18%
Total Recorded Music Digital Revenue	$796	$804	-1%

Music Publishing
Streaming	$142	$122	16%
Downloads and Other Digital	4	5	-20%
Total Music Publishing Digital Revenue	$146	$127	15%

Consolidated
Streaming	$915	$898	2%
Downloads and Other Digital	27	33	-18%
Intersegment Eliminations	—	—	—%
Total Digital Revenue	$942	$931	1%

	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2022	% Change
	(unaudited)	(unaudited)
Recorded Music
Streaming	$1,553	$1,612	-4%
Downloads and Other Digital	46	62	-26%
Total Recorded Music Digital Revenue	$1,599	$1,674	-4%

Music Publishing
Streaming	$288	$251	15%
Downloads and Other Digital	7	9	-22%
Total Music Publishing Digital Revenue	$295	$260	13%

Consolidated
Streaming	$1,841	$1,863	-1%
Downloads and Other Digital	53	71	-25%
Intersegment Eliminations	—	(1)	-100%
Total Digital Revenue	$1,894	$1,933	-2%

Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA
OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three and Six Months Ended March 31, 2023 versus March 31, 2022
(dollars in millions)

	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$34	$92	-63%
Income attributable to noncontrolling interest	3	—	—%
Net income	$37	$92	-60%
Income tax expense	21	34	-38%
Income including income taxes	$58	$126	-54%
Other expense, net	31	8	—%
Interest expense, net	35	32	9%
Operating income	$124	$166	-25%
Amortization expense	61	69	-12%
Depreciation expense	22	20	10%
OIBDA	$207	$255	-19%
Operating income margin	8.9%	12.1%
OIBDA margin	14.8%	18.5%

	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2022	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$156	$279	-44%
Income attributable to noncontrolling interest	5	1	—%
Net income	$161	$280	-43%
Income tax expense	69	109	-37%
Income including income taxes	$230	$389	-41%
Other expense (income), net	92	(46)	—%
Interest expense, net	67	62	8%
Operating income	$389	$405	-4%
Amortization expense	124	129	-4%
Depreciation expense	43	41	5%
OIBDA	$556	$575	-3%
Operating income margin	13.5%	13.5%
OIBDA margin	19.3%	19.2%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Six Months Ended March 31, 2023 versus March 31, 2022
(dollars in millions)

	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$124	$166	-25%
Depreciation and amortization expense	(83)	(89)	-7%
Total WMG OIBDA	$207	$255	-19%
Operating income margin	8.9%	12.1%
OIBDA margin	14.8%	18.5%

Recorded Music operating income – GAAP	$151	$189	-20%
Depreciation and amortization expense	(52)	(61)	-15%
Recorded Music OIBDA	$203	$250	-19%
Recorded Music operating income margin	13.2%	16.5%
Recorded Music OIBDA margin	17.8%	21.8%

Music Publishing operating income – GAAP	$52	$38	37%
Depreciation and amortization expense	(23)	(23)	—%
Music Publishing OIBDA	$75	$61	23%
Music Publishing operating income margin	20.2%	16.5%
Music Publishing OIBDA margin	29.2%	26.5%

	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2022	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$389	$405	-4%
Depreciation and amortization expense	(167)	(170)	-2%
Total WMG OIBDA	$556	$575	-3%
Operating income margin	13.5%	13.5%
OIBDA margin	19.3%	19.2%

Recorded Music operating income – GAAP	$434	$465	-7%
Depreciation and amortization expense	(106)	(115)	-8%
Recorded Music OIBDA	$540	$580	-7%
Recorded Music operating income margin	18.2%	18.4%
Recorded Music OIBDA margin	22.7%	22.9%

Music Publishing operating income – GAAP	$101	$70	44%
Depreciation and amortization expense	(46)	(45)	2%
Music Publishing OIBDA	$147	$115	28%
Music Publishing operating income margin	19.9%	15.3%
Music Publishing OIBDA margin	29.0%	25.1%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)
Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability. Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 7 below. We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Six Months Ended March 31, 2023 versus March 31, 2022
(dollars in millions)

For the Three Months Ended March 31, 2023
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$124	$151	$52	$207	$203	$75	$37
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	55	41	—	55	41	—	55
Executive Transition Costs	3	—	—	3	—	—	3
Non-Cash Stock-Based Compensation and Other Related Costs	21	5	1	21	5	1	21
Adjusted Results	$203	$197	$53	$286	$249	$76	$116

Adjusted Margin	14.5%	17.2%	20.6%	20.4%	21.8%	29.6%

For the Three Months Ended March 31, 2022
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$166	$189	$38	$255	$250	$61	$92
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	12	—	—	12	—	—	12
Non-Cash Stock-Based Compensation and Other Related Costs	7	3	—	7	3	—	7
Adjusted Results	$185	$192	$38	$274	$253	$61	$111

Adjusted Margin	13.4%	16.7%	16.5%	19.9%	22.1%	26.5%

For the Six Months Ended March 31, 2023
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$389	$434	$101	$556	$540	$147	$161
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	67	41	—	67	41	—	67
Executive Transition Costs	3	—	—	3	—	—	3
Gain on Divestiture	(41)	(41)	—	(41)	(41)	—	(41)
Non-Cash Stock-Based Compensation and Other Related Costs	36	8	1	36	8	1	36
Adjusted Results	$454	$442	$102	$621	$548	$148	$226

Adjusted Margin	15.7%	18.6%	20.1%	21.5%	23.0%	29.2%

For the Six Months Ended March 31, 2022
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$405	$465	$70	$575	$580	$115	$280
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	23	—	—	23	—	—	23
Non-Cash Stock-Based Compensation and Other Related Costs	31	9	1	31	9	1	31
Adjusted Results	$459	$474	$71	$629	$589	$116	$334

Adjusted Margin	15.4%	18.7%	15.5%	21.0%	23.3%	25.3%

Constant Currency
Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Six Months Ended March 31, 2023 versus March 31, 2022 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2022
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$522	$518	$518
Music Publishing	135	117	117
International revenue
Recorded Music	621	629	597
Music Publishing	122	113	107
Intersegment eliminations	(1)	(1)	(1)
Total Revenue	$1,399	$1,376	$1,338

Revenue by Segment:
Recorded Music
Digital	$796	$804	$784
Physical	118	122	117
Total Digital and Physical	914	926	901
Artist services and expanded-rights	131	141	137
Licensing	98	80	77
Total Recorded Music	1,143	1,147	1,115
Music Publishing
Performance	45	36	35
Digital	146	127	124
Mechanical	16	13	13
Synchronization	46	50	48
Other	4	4	4
Total Music Publishing	257	230	224
Intersegment eliminations	(1)	(1)	(1)
Total Revenue	$1,399	$1,376	$1,338

Total Digital Revenue	$942	$931	$908

	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2022	For the Six Months Ended March 31, 2022
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$1,061	$1,126	$1,126
Music Publishing	268	232	232
International revenue
Recorded Music	1,321	1,407	1,301
Music Publishing	239	227	211
Intersegment eliminations	(2)	(2)	(2)
Total Revenue	$2,887	$2,990	$2,868

Revenue by Segment:
Recorded Music
Digital	$1,599	$1,674	$1,617
Physical	251	317	298
Total Digital and Physical	1,850	1,991	1,915
Artist services and expanded-rights	337	373	352
Licensing	195	169	160
Total Recorded Music	2,382	2,533	2,427
Music Publishing
Performance	90	74	70
Digital	295	260	253
Mechanical	30	27	25
Synchronization	85	92	89
Other	7	6	6
Total Music Publishing	507	459	443
Intersegment eliminations	(2)	(2)	(2)
Total Revenue	$2,887	$2,990	$2,868

Total Digital Revenue	$1,894	$1,933	$1,869

Figure 9. Warner Music Group Corp. - OIBDA and Adjusted OIBDA by Segment, Three and Six Months Ended March 31, 2023 versus March 31, 2022 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2022
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Total WMG OIBDA	$207	$255	$246
OIBDA margin	14.8%	18.5%	18.4%
Total WMG Adjusted OIBDA	$286	$274	$265
Adjusted OIBDA margin	20.4%	19.9%	19.8%

Recorded Music OIBDA	$203	$250	$241
Recorded Music OIBDA margin	17.8%	21.8%	21.6%
Recorded Music Adjusted OIBDA	$249	$253	$244
Recorded Music Adjusted OIBDA margin	21.8%	22.1%	21.9%

Music Publishing OIBDA	$75	$61	$61
Music Publishing OIBDA margin	29.2%	26.5%	27.2%
Music Publishing Adjusted OIBDA	$76	$61	$61
Music Publishing Adjusted OIBDA margin	29.6%	26.5%	27.2%

	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2022	For the Six Months Ended March 31, 2022
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Total WMG OIBDA	$556	$575	$546
OIBDA margin	19.3%	19.2%	19.0%
Total WMG Adjusted OIBDA	$621	$629	$600
Adjusted OIBDA margin	21.5%	21.0%	20.9%

Recorded Music OIBDA	$540	$580	$553
Recorded Music OIBDA margin	22.7%	22.9%	22.8%
Recorded Music Adjusted OIBDA	$548	$589	$562
Recorded Music Adjusted OIBDA margin	23.0%	23.3%	23.2%

Music Publishing OIBDA	$147	$115	$113
Music Publishing OIBDA margin	29.0%	25.1%	25.5%
Music Publishing Adjusted OIBDA	$148	$116	$114
Music Publishing Adjusted OIBDA margin	29.2%	25.3%	25.7%

Free Cash Flow
Our definition of Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases, any repurchases of our common stock or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP and therefore it should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 10. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Six Months Ended March 31, 2023 versus March 31, 2022
(dollars in millions)

	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022
	(unaudited)	(unaudited)
Net cash (used in) provided by operating activities	$(6)	$44
Less: Capital expenditures	35	28

Free Cash Flow	$(41)	$16

	For the Six Months Ended March 31, 2023	For the Six Months Ended March 31, 2022
	(unaudited)	(unaudited)
Net cash provided by operating activities	$203	$173
Less: Capital expenditures	56	62

Free Cash Flow	$147	$111

Adjusted EBITDA
Adjusted EBITDA is equivalent to “EBITDA” as defined in our Revolving Credit Facility and our 2020 indenture and substantially similar to “EBITDA” as defined under our Senior Term Loan Facility, respectively. Adjusted EBITDA differs from the term “EBITDA” as it is commonly used. The definition of Adjusted EBITDA, in addition to adjusting net income to exclude interest expense, income taxes, and depreciation and amortization, also adjusts net income by excluding items or expenses such as, among other items, (1) the amount of any restructuring charges or reserves; (2) any non-cash charges (including any impairment charges); (3) any net loss resulting from hedging currency exchange risks; (4) the amount of management, monitoring, consulting and advisory fees paid to Access under the Management Agreement or otherwise; (5) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement); (6) transaction expenses; (7) equity-based compensation expense; and (8) certain extraordinary, unusual or non-recurring items. The definition of EBITDA under the Revolving Credit Facility also includes adjustments for the pro forma impact of certain projected cost savings, operating expense reductions and synergies and any quality of earnings analysis prepared by independent certified public accountants in connection with an acquisition, merger, consolidation or other investment.

Adjusted EBITDA is a key measure used by our management to understand and evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of those limitations include: (1) it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue for our business; (2) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on our indebtedness; and (3) it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments. In particular, this measure adds back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income; however, these are expenses that may recur, vary greatly and are difficult to predict. In addition, Adjusted EBITDA is not the same as net income or cash flow provided by operating activities as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Accordingly, Adjusted EBITDA should be considered in addition to, not as a substitute for, net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.

Figure 11. Warner Music Group Corp. - Reconciliation of Net Income to Adjusted EBITDA, Three and Twelve Months Ended March 31, 2023 versus March 31, 2022
(dollars in millions)

	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	For the Twelve Months Ended March 31, 2023	For the Twelve Months Ended March 31, 2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$37	$92	$436	$371
Income tax expense	21	34	145	172
Interest expense, net	35	32	130	121
Depreciation and amortization	83	89	336	328
Loss on extinguishment of debt (a)	—	—	—	22
Net (gains) losses on divestitures and sale of securities (b)	(1)	9	(42)	7
Restructuring costs (c)	45	1	65	28
Net hedging and foreign exchange losses (gains) (d)	31	(32)	(30)	(78)
Transaction costs (e)	—	2	1	14
Business optimization expenses (f)	14	13	56	51
Non-cash stock-based compensation expense (g)	21	6	44	53
Other non-cash charges (h)	4	25	13	51
Pro forma impact of cost savings initiatives and specified transactions (i)	18	11	81	70
Adjusted EBITDA	$308	$282	$1,235	$1,210
______________________________________
(a)Reflects loss on extinguishment of debt, primarily including tender fees and unamortized deferred financing costs.
(b)Reflects net gains on sale of securities and divestitures.
(c)Reflects severance costs and other restructuring related expenses, including those related to the Restructuring Plan as well as the Executive Transition Costs in the current quarter.
(d)Reflects unrealized (gains) losses due to foreign exchange on our Euro-denominated debt, losses (gains) from hedging activities and intercompany transactions.
(e)Reflects mainly transaction related costs and mark-to-market adjustments of an earn-out liability related to a transaction in 2021.
(f)Reflects costs associated with our transformation initiatives and IT system updates, which includes costs of $12 million and $42 million related to our finance transformation and other related costs for the three and twelve months ended March 31, 2023, respectively, as well as $10 million and $39 million for the three and twelve months ended March 31, 2022, respectively.
(g)Reflects non-cash stock-based compensation expense related to the Omnibus Incentive Plan and the Warner Music Group Corp. Senior Management Free Cash Flow Plan.
(h)Reflects non-cash activity, including the unrealized losses (gains) on the mark-to-market adjustment of equity investments, investment losses (gains), mark-to-market adjustments of an earn-out liability in 2022 and other non-cash impairments.
(i)Reflects expected savings resulting from transformation initiatives, including the Restructuring Plan, and the pro forma impact of certain specified transactions for the three and twelve months ended March 31, 2023. Certain of these cost savings initiatives and transactions impacted quarters prior to the quarter during which they were identified within the last twelve-month period. The pro forma impact of these specified transactions and initiatives resulted in a $38 million increase in the twelve months ended March 31, 2023 Adjusted EBITDA.

###

Media Contact:	Investor Contact:
James Steven	Kareem Chin
(212) 275-2213
James.Steven@wmg.com	Investor.Relations@wmg.com